DEED REGARDING AWARD

THIS DEED is made the day of

BETWEEN     [Name of Participant]
of [Address]

(“the Participant”)

AND          GRIDSENSE PTY LTD (ACN 130 672 767) or GRIDSENSE INC.

(“the Company”)

RECITAL

A.
The Company has determined to make an Award to the Participant under the terms of the Company's Employee Incentive Plan dated January 1, 2013 (“the Plan”), a copy of which is annexed hereto, subject to the Participant entering into this Deed.

B.	The parties wish to evidence the making of the Award, subject to the following terms.

OPERATIVE PART

1.	Unless specified otherwise, terms defined in the Plan shall have the same meaning in this Deed.

2.
In accordance with and subject to the terms of the Plan and this Deed, the Company hereby makes an Award under the Plan in favor of the Participant by reference to the grant to the Participant of a number of Units set out in item 1 of the Schedule to this Deed.

3.
The Award shall vest and be exercisable only as provided in item 3 of the Schedule to this Deed. [For the purposes of the Plan, the Vesting Commencement Date of the Award under this Deed is the date set out in item 2 of the Schedule to this Deed.]

4.
The Participant confirms that he or she has been supplied with a copy of the Plan and in consideration of the Company making the Award in favor of the Participant, covenants with the Company to observe, perform and be bound by all the terms of the Plan.

5.
[If the Participant voluntarily terminates his or her employment or services with his or her employing Group Company for any reason, or if such Group Company terminates the Participant's employment or services without Cause, then the then-vested portion of the Award shall remain outstanding and eligible to be payable in connection with a future Qualifying Transaction, and the remainder shall immediately be forfeited.

6.	If the applicable employing Group Company terminates the Participant's employment or services for Cause (as defined below), the Participant shall immediately forfeit the entire Award.

7.	For the purposes of clauses 5 and 6 of this Deed, “Cause” means:

a.	The Participant's failure to perform the duties of his or her position;

b.	The Participant's failure to follow the written legal directions of the Board after written notice thereof;

c.	The Participant's willful misconduct with regard to the employing Group Company (including violations of securities or other laws) having a material adverse impact on the Group Company;

d.	The Participant's conviction of, or pleading guilty or nolo contendere to, a felony or crime involving moral turpitude, fraud or embezzlement; or

e.	The Participant's material breach of any employment agreement with any Group Company or of any fiduciary duties the Participant has to any Group Company,

in each case unless cured within twenty (20) calendar days of the Participant's receipt of written notice by the Board of its determination to terminate the participant with Cause, to the extent curable.] 1

8.	The address of the Participant for the purposes of the Plan shall be the address set out above.

9.
This Deed, together with any documents referred to in this Deed, comprises the entire agreement between the Participant and any Group Company with respect to any issue of shares or rights relating to shares in any Group Company and supersedes all prior understandings, agreements, representations and correspondence between the Participant and any other party or parties to this Deed with respect to the same (“Prior Arrangements”). With the exception of the Plan and any other agreements or arrangements specified in Item 4 of the Schedule to this Deed, all Prior Arrangements are hereby terminated and any rights of the Participant pursuant to any such Prior Arrangements are hereby released by the Participant once and for all.

10.
The rights of the Participant under this Deed and the Plan are personal to the Participant and may not be assigned or transferred, save as may be expressly provided under the terms of the Plan in the event of the death of the Participant.

11.	This deed shall be governed by and construed in accordance with the laws of the State of [New South Wales/California].

EXECUTED as a deed.

EXECUTED for and on behalf of GRIDSENSE PTY LTD (ACN 130 672 767) in accordance with Section 127(1) of the Corporations Act 2001 by authority of the Directors: or GRIDSENSE INC.
Signature of Director/Officer ## Name of Director	Signature of Director/Secretary ## Name of Director/Secretary

SIGNED SEALED & DELIVERED by [Participant] in the presence of: Signature of Witness Print Name of Witness	) )	Signature

1 - Section 5 through 7 are for executives/board only. Delete for non-executives and replace with the following language added to Section 3: “If the Participant's employment with his or her employing Group Company is terminated for any reason by Participant or the Group Company prior to the date the Award is vested, then the Participant shall immediately forfeit the entire Award.”

SCHEDULE TO DEED REGARDING AWARD

Number of Units for Award (clause 2)	[insert number]
Vesting Commencement Date for Award (clause 3)	[DATE] or [N/A]
Dates for vesting of Award
[One half of the total number of Units shall vest in 48 equal monthly installments over four years from Vesting Commencement Date, subject to continued employment through each such monthly vesting date provided the Award shall be deemed fully vested upon occurrence of a Qualifying Transaction, subject to continued employment through such Qualifying Transaction] For executives/board.
[Upon the occurrence of a Qualifying Transaction, subject to continued employment through such Qualifying Transaction] For rank-and-file employees.

Additional Prior Arrangements to be preserved	[specify or “Nil.”]

ANNEXURE
(attach copy of EMPLOYEE INCENTIVE PLAN)